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                                                                  EXHIBIT 10.4.4

[TENASKA GEORGIA PARTNERS, L.P. LOGO]
                                                   1044 N. 115 Street, Suite 400
                                                      Omaha, Nebraska 68154-4446
                                                                    402-691-9500
                                                               Fax: 402-691-9526

May 30, 2001

Mr. Robert J. Kalt
Zachry Construction Corporation
PO Box 240130
San Antonio, TX  78224-0130

                                                    Via Facsimile (210) 475-8572

RE: Engineering Procurement And Construction Agreement, dated September 15, 1999, ("EPC Agreement") between Tenaska Georgia I, L.P. and Zachry Construction Corporation ("Contractor"), as subsequently amended and assigned by Tenaska Georgia I, L.P. to Tenaska Georgia Partners, L.P. ("Owner")

Owner and Contractor having determined that it is in their best interests to delay the fuel oil commissioning of Unit #1 have agreed to enter into an amendment to the EPC Agreement for such purpose. This letter sets forth the binding agreement of Owner and Contractor to amend the EPC Agreement in accordance with the terms set forth in the attached Term Sheet. Owner and Contractor shall use good faith efforts to execute a definitive written agreement setting forth such amendment as soon as reasonably possible.

                                     Very truly yours,

                                     TENASKA GEORGIA PARTNERS, L.P.
                                     By:     Tenaska Georgia, Inc.
                                             Managing General Partner

                                     By:     /s/ Michael C. Lebens
                                             ----------------------------

                                     Title:  Vice President
                                             ----------------------------

Accepted and agreed:

ZACHRY CONSTRUCTION CORPORATION

By:  /s/ Robert J. Kalt
     -----------------------------

Title:  Senior Vice President
        --------------------------

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                     TERM SHEET FOR AMENDMENT TO GEORGIA EPC

All capitalized terms used in this Term Sheet shall have the meaning set forth for such terms in the Georgia EPC Agreement. The EPC Amendment would contain provisions for the following:

1.   Prior to commencement of Acceptance Testing for Unit #1, Contractor shall:

     a. have achieved Mechanical Completion of each System of the Unit individually and of the entire Unit, except for Punch List items;
     b. have satisfied all Functional Testing requirements for the Unit, as provided in Section 11.1(e) of the EPC Agreement;
     c. have the Unit available for normal and continuous operation, except on fuel oil;
     d. have obtained the issuance of all permits required to be obtained by Contractor prior to the commencement of Acceptance Testing;
     e. have calibrated the continuous emissions monitoring systems instrumentation for such Unit; and
     f. have delivered an Acceptance Testing Notice in accordance with the procedures described in Section 12.2(b) of the EPC Agreement, which notice shall not be subject to a Cancellation Notice by Owner; provided that the conditions for delivering such Acceptance Testing Notice and any Cancellation Notice shall be deemed to be modified by the provisions of this Term Sheet.

2. The requirements for Commercial Operation of Unit #1 shall be unchanged, except the follow tests need not be satisfied to achieve Commercial Operation of the Unit:

     a. The Performance Test in Section 2.1 of Exhibit D for heat rate on fuel oil to determine satisfaction of the Unit Heat Rate Requirement on fuel oil.
     b. The Demonstration Tests for Gas Turbine Fuel Oil Firing in Section 2.2.2.1, Gas Turbine Fuel Switching in Section 2.2.2.2, Gas Turbine Startup (fuel oil only) as described in Section 2.2.2.3, Gas Turbine Response Characteristics (fuel oil only) as described in Section 2.2.2.5, Minimum Load Operation (fuel oil only) as described in
          Section 2.2.2.8 and Automatic Generation Control both natural gas and fuel oil) as described in Section 2.2.2.9, each of which is located in Exhibit D; and
     c. The air permit compliance requirements associated with fuel oil firing as set forth in Section 1.4 of Exhibit D.

3. A new requirement will be added for Commercial Operation on Fuel Oil which will occur after Commercial Operation and will require satisfaction of:

     a. The Performance Test in Section 2.1 of Exhibit D for heat rate on fuel oil to determine satisfaction of the Unit Heat Rate Requirement on fuel oil
     b. The Demonstration Tests for Gas Turbine Fuel Oil Firing in Section 2.2.2.1, Gas Turbine Fuel Switching in Section 2.2.2.2, Gas Turbine Startup (fuel oil only) as described in Section 2.2.2.3, Gas Turbine Response Characteristics (fuel oil only) as described in Section 2.2.2.5, Minimum Load Operation (fuel oil only) as described in
          Section 2.2.2.8 and Automatic Generation Control (both natural gas and fuel oil) as described in Section 2.2.2.9, each of which is located in Exhibit D; and
     c. The air permit compliance requirements associated with fuel oil firing as set forth in Section 1.4 of Exhibit D.

4. In addition to delayed commissioning on fuel oil for Units #2 and #3, which was previously provided for in the EPC Agreement, the Demonstration Test for Automatic Generation Control as described in Section 2.2.2.9, for Units #2 and #3 will not be required for Commercial Operation of such Units.

5. Owner shall cooperate with Contractor to provide Contractor with reasonable access to Units #1, #2 and #3, as required by Contractor to complete all performance required under the EPC Agreement, including

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     Commercial Operation on Fuel Oil. The procedures set forth above for commissioning and Acceptance Testing on fuel oil which are applicable to Unit #1 and for determining Commercial Operation of Fuel Oil shall also apply to Units #2 and #3. Beginning on October 1, 2001, or such earlier date as Owner may consent to, Contractor shall be provided access to Units #1, #2 and #3 (only one (1) Unit may be accessed at a time), in order to perform commissioning of such Units on fuel oil, complete Acceptance Testing for such Units on fuel oil and achieve Commercial Operation on Fuel Oil; provided that to the extent reasonably possible, Unit #1 will be the first Unit turned over to Contractor for commissioning on fuel oil. Contractor shall achieve Commercial Operation on Fuel Oil for Units #1, #2 and #3 by the Scheduled Date of Commercial Operation on Fuel Oil. The "Scheduled Date of Commercial Operation on Fuel Oil" for Units #1, #2 and #3, means that date which is two (2) months after the first day on which commissioning on fuel oil begins on such Units, but in no event earlier than November 30, 2001, subject to any extension of such date permitted in accordance with the terms of the EPC Agreement. If Unit #1 has not achieved Commercial Operation on Fuel Oil by the Scheduled Date of Commercial Operation on Fuel Oil, liquidated damages shall begin to accrue and shall continue until such Unit has achieved Commercial Operation on Fuel Oil. Liquidated damages on Unit #1 for failure to achieve Commercial Operation on Fuel Oil by the Scheduled Date of Commercial Operation on Fuel Oil, if applicable, shall accrue at the rate of Ten Thousand Dollars ($10,000) per Day for Days 1-15, Fifteen Thousand Dollars ($15,000) per Day for Days 16-30, and Twenty Thousand Dollars ($20,000) for Days in excess of thirty
     (30) Days until Commercial Operation on Fuel Oil is achieved for Unit #1. Liquidated damages shall not apply to Units #2 and #3. None of Units #1, #2 or #3 shall be deemed to have achieved Commercial Operation on Fuel Oil as a result of Owner achieving Commercial Operation of such Unit pursuant to the PPA.

6. No incentive or bonus payments will be due by Owner with respect to Units #1, #2 or #3.

7. Except as modified by the amendment described in this Term Sheet, all terms and conditions of the EPC Agreement shall remain in full force and effect.